                                                                    Exhibit 21.1

                                  Subsidiaries

            Name                                  Jurisdiction
            ----                                  ------------
Blue Giant Corporation                              Delaware
Hydrolectric Lift Trucks, Inc.                      Ohio
Blue Giant Limited                                  Canada
Clark Material Handling GmbH                        Germany
Clark Forklift Korea, Inc.                          South Korea
Clark Empilhaderas do Brasil Ltda.                  Brazil
Clark Material Handling Asia                        South Korea
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